Exhibit 99.6

X-spine Systems, Inc.

Consolidated Financial Report
for the Three Months Ended
March 31, 2015 and 2014

X-spine Systems, Inc.

Consolidated Balance Sheets (Unaudited)
March 31, 2015 and 2014

Assets	2015	2014
Current assets
Cash	$3,000	$14,447
Accounts receivable, net of allowance for doubtful accounts of $391,516 and $45,998	6,389,952	5,843,600
Inventories	12,644,228	10,413,984
Prepaid expense	107,668	157,541
Total current assets	19,144,848	16,429,572
Property and equipment
Surgical instruments	13,203,787	8,088,778
Machinery and equipment	1,027,973	1,039,258
Furniture and fixtures	825,197	656,209
Total at cost	15,056,957	9,784,245
Accumulated depreciation	(7,100,056)	(4,844,004)
Depreciated cost	7,956,901	4,940,241
Patents and trademarks, net of accumulated amortization of $1,622,744 and $1,343,607	667,753	724,352
Total assets	$27,769,502	$22,094,165

See Notes to Consolidated Financial Statements.

X-spine Systems, Inc.

Consolidated Balance Sheets (Unaudited) — (Continued)
March 31, 2015 and 2014

Liabilities and Shareholders’ Equity	2015	2014
Current Liabilities
Outstanding checks	$494,172	$—
Accounts payable, trade	3,718,251	5,042,192
Accrued liabilities	2,184,938	1,667,491
Notes payable – shareholders	—	10,000,000
Total current liabilities	6,397,361	16,709,683
Long-Term Liabilities
Revolving line of credit	11,950,057	—
Shareholders’ Equity
Class A voting common stock, $500 stated value, 1,000 shares authorized, 200 shares issued and outstanding	100,000	100,000
Class B non-voting common stock, $20,000 stated value, 500 shares authorized, 50 shares issued and outstanding	1,000,000	1,000,000
Additional paid-in capital	350,000	350,000
Retained earnings	7,972,084	3,934,482
Total shareholders’ equity	9,422,084	5,384,482
Total liabilities and shareholders’ equity	$27,769,502	$22,094,165

See Notes to Consolidated Financial Statements.

X-spine Systems, Inc.

Consolidated Statements of Income (Unaudited)
Three Months Ended March 31, 2015 and 2014

	2015	2014
Revenue	$12,225,247	$7,912,956
Cost of revenue	4,290,544	2,674,946
Gross margin	7,934,703	5,238,010
General and administrative expense	7,091,574	4,711,168
Income from operations	843,129	526,842
Other Expense
Interest expense	79,674	150,000
Income before city income tax expense	763,455	376,842
City income tax expense	24,932	32,260
Net income	$738,523	$344,582

See Notes to Consolidated Financial Statements.

X-spine Systems, Inc.

Consolidated Statements of Retained Earnings (Unaudited)
Three Months Ended March 31, 2015 and 2014

	2015	2014
Balance, January 1	$7,233,561	$3,589,900
Net income	738,523	344,582
Balance, March 31	$7,972,084	$3,934,482

See Notes to Consolidated Financial Statements.

X-spine Systems, Inc.

Consolidated Statements of Cash Flows (Unaudited)
Three Months Ended March 31, 2015 and 2014

	2015	2014
Cash Flows From Operating Activities
Net income	$738,523	$344,582
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	650,618	436,500
Amortization	63,000	69,000
Provisions for bad debts	391,516	(91,150)
Gain on disposal of assets	(6,829)	—
Increase (decrease) in cash arising from changes in assets and liabilities:
Accounts receivable	55,967	61,140
Inventories	(168,483)	(2,231,107)
Prepaid expense	61,917	(31,074)
Accounts payable	(537,394)	2,234,354
Accrued liabilities	(225,563)	(374,993)
Net cash provided by operating activities	1,023,272	417,252
Cash Flows From Investing Activities
Proceeds from the sale of assets	7,985	—
Patent and trademark purchases	(37,587)	(46,937)
Purchase property and equipment	(935,939)	(455,685)
Net cash used in investing activities	(965,541)	(502,622)
Cash Flows From Financing Activities
Net activity from outstanding checks	(524,424)	—
Net activity on revolving line of credit	466,693	—
Net cash used in financing activities	(57,731)	—
Net change in cash	—	(85,370)
Cash
Beginning	3,000	99,817
Ending	$3,000	$14,447
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$65,958	$150,000

See Notes to Consolidated Financial Statements.

X-spine Systems, Inc.

Notes To Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies

Organizational structure:  The consolidated financial statements include the accounts of X-spine Sales Corporation (an interest charge domestic international sales corporation), which is a wholly owned subsidiary of X-spine Systems, Inc. (the “Company”). Significant intercompany balances and transactions have been eliminated in consolidation.

Nature of operations:  The Company is engaged in developing, manufacturing and selling medical devices for use in orthopedic spinal surgeries.

Basis of presentation:  The accompanying consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they may not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for a complete financial statement presentation. The interim financial statements contained in this report should be read in conjunction with the Company’s audited consolidated financial statements and footnote disclosures for the year ended December 31, 2014.

Use of estimates:  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Revenue recognition:  The Company derives its revenues primarily from the sale of spinal surgery implants used in the treatment of spine disorders. The Company sells its products primarily through its direct sales force and independent distributors. Revenue is recognized when goods are shipped, title and risk of loss has transferred to the buyer, the price is fixed or determinable and recoverability is reasonably assured.

Accounts receivable:  Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment according to agreed-upon terms, in most cases within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer.

The carrying amount of accounts receivable is reduced by a valuation allowance. The Company makes judgments as to its ability to collect outstanding receivables and provides allowance for a portion of receivables when collection becomes doubtful. Provisions are made based upon a specific review of all outstanding invoices, the overall quality and age of those invoices and management assessment of customer credit worthiness.

Inventories:  Inventories are stated at the lower of cost or market, with cost determined under the first-in, first-out method. The Company reviews the components of inventory on a periodic basis for excess, obsolete and impaired inventory, and records a reserve for the identified items.

Inventory components at March 31, 2015 and 2014 were as follows:

	2015	2014
Raw materials	$306,364	$93,920
Work in process	313,966	464,999
Finished goods	12,593,264	10,206,499
Inventory reserve	(569,366)	(351,434)
Total	$12,644,228	$10,413,984

Property and equipment:  Property and equipment are carried at cost. Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures which significantly extend the lives of assets and major improvements are capitalized. Impairment of asset value is recognized whenever events or changes in circumstances indicate that carrying amounts are not recoverable. Gain or loss on the disposition of property and equipment is reflected in current operations.

X-spine Systems, Inc.

Notes To Consolidated Financial Statements (Unaudited)

Note 1. Summary of Significant Accounting Policies  – (continued)

Depreciation is computed by the straight-line method for financial reporting purposes over the estimated useful lives of the respective assets. Depreciation expense totaled approximately $650,600 and $483,400 for the three months ended March 31, 2015 and 2014, respectively. Estimated useful lives are as follows:

Surgical instruments	5 years
Machinery and equipment	3 to 7 years
Furniture and fixtures	3 to 7 years

Patents and trademarks:  The cost of patents and trademarks are being amortized on the straight-line method over their useful lives of seven years and tested for impairment whenever events or changes in circumstances indicate that carrying amounts are not recoverable. Amortization expense charged to operations was approximately $63,000 and $69,000 for the three months ended March 31, 2015 and 2014, respectively.

Shipping and handling costs:  Shipping and handling costs for the sale of products are either expensed as incurred and are included in operating expenses or charged to the distributor and reimbursed to the Company. Shipping and handling costs for the three months ended March 31, 2015 and 2014 totaled approximately $218,600 and $144,200, respectively.

Cost of sales:  Cost of sales includes amounts relating to the medical device excise tax effective January 1, 2013. Total expense for the three months ended March 31, 2015 and 2014 totaled approximately $192,700 and $120,200, respectively.

Research and development:  Research and development expenses include salaries and associated costs, contractor and consultant fees, and supplies and materials. These costs include the Company’s product development, regulatory and clinical functions and the costs for clinical studies and product development projects. The costs incurred with respect to internally developed technology and engineering services are included in research and development expense and are expensed as incurred. Research and development expenses were approximately $534,600 and $513,800 for the three months ended March 31, 2015 and 2014, respectively.

Advertising costs:  Advertising costs are expensed when incurred and totaled approximately $321,900 and $219,900 for the three months ended March 31, 2015 and 2014, respectively.

Income taxes:  The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and, accordingly, is not liable for federal or state corporate income taxes. Instead, the shareholders include their respective portion of the Company’s taxable income in their individual income tax returns. The Company makes periodic distributions to its shareholders. The Company is liable for city income taxes. No provisions were deemed necessary for uncertain tax positions. With few exceptions, the Company is no longer subject to income tax examinations by federal, state, local or foreign tax authorities for years before 2012.

Note 2. Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of cash that exceed federally insured limits and trade accounts receivable. The credit risk with regard to trade accounts receivable is minimized through the ongoing credit evaluations of its customers and the use of allowance for doubtful accounts to recognize potential credit losses when necessary. For the three months ended March 31, 2015, net sales to one customer exceeded 10 percent of the Company’s net sales. Net sales and trade receivables for the one customer at March 31, 2015 totaled approximately $2,294,000 and $164,600, respectively. For the three months ended March 31, 2014, no customers exceeded 10% of the Company’s net sales.

X-spine Systems, Inc.

Notes To Consolidated Financial Statements (Unaudited)

Note 2. Concentrations  – (continued)

For the three months ended March 31, 2015, products purchased from the Company’s largest supplier accounted for approximately 12% of product purchases. For the three months ended March 31, 2014, products purchased from the Company’s largest supplier accounted for approximately 20% of product purchases.

Note 3. Related-Party Transactions

The supplier referred to in Note 2 is a related entity. Purchases from this entity totaled approximately $321,000 and $793,900 for the three months ended March 31, 2015 and 2014, respectively. At March 31, 2015 and 2014, trade payables owed to this related party totaled approximately $639,000 and $1,154,500, respectively.

The Company provides various support services to another related party based on a shared services agreement. The amounts of reimbursed costs related to these transactions were approximately $12,000 and $14,800 for the three months ended March 31, 2015 and 2014, respectively.

Note 4. Leases

The Company leases office space and equipment under operating leases. Total rent expense for the three months ended March 31, 2015 and 2014 was approximately $76,000 and $63,000, respectively.

Note 5. Notes Payable

At March 31, 2014, the Company had notes payable with two shareholders for a combined amount of $10,000,000. The terms of these notes, which bore interest at 6%, required monthly interest payments with the principal balance due at the maturity of each note. These notes were settled in December 2014 through the Company obtaining the line of credit, as described in Note 6. Interest on these notes was approximately $150,000 for the three months ended March 31, 2014.

Note 6. Line of Credit

The Company has a line of credit for $15,000,000 that bears interest at LIBOR plus 2.5% (2.679% at March 31, 2015), is collateralized by all assets of the Company, and matures in December 2017. Borrowings against the line of credit were approximately $11,950,000 at March 31, 2015. The line of credit contains, among other things, covenants which require maintenance of certain financial ratios regarding cash flow leverage and fixed charge coverage, as defined in the agreements. Interest on the line of credit was approximately $66,000 for the three months ended March 31, 2015.

Note 7. 401(k) Plan

The Company has a 401(k) defined contribution plan covering substantially all employees. Employer contributions to this plan consist of a 3% safe harbor contribution. The Company contributed a safe harbor contribution of approximately $60,000 and $43,000 during the three months ended March 31, 2015 and 2014, respectively.

Note 8. Commitments and Contingencies

The Company is involved in certain legal matters which have arisen through the normal course of business. These cases are, in the opinion of management, ordinary matters incidental to the normal business conducted by the Company. Management does not believe that the ultimate resolution of these matters will have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

X-spine Systems, Inc.

Notes To Consolidated Financial Statements (Unaudited)

Note 9. Subsequent Events

On April 13, 2015 the Company’s Board of Directors declared a dividend of $2,780 per share due and payable to the shareholders of record on that date. The dividend, totaling $695,000 was paid on this date.

On June 12, 2015 the Company’s Board of Directors declared a dividend of $1,160 per share due and payable to the shareholders of record on that date. The dividend, totaling $290,000 was paid on this date.

The Company has evaluated subsequent events for potential recognition and/or disclosure through July 17, 2015, the date the consolidated financial statements were available to be issued.